Exhibit 23.1

                    [Wipfli Ullrich Bertelson LLP Letterhead]


                          INDEPENDENT AUDITORS' CONSENT


   Board of Directors and
     Shareholders
   FCB Financial Corp.


   We consent to the use in this Registration Statement of FCB Financial Corp. on Form S-4 of our report dated April 17, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.


                                 /s/ Wipfli Ullrich Bertelson LLP
                                      Wipfli Ullrich Bertelson LLP


   March 6, 1997
   Green Bay, Wisconsin